UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                     June 11, 2005

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)

(330) 544-7700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c)      The Board of Directors of RTI International Metals, Inc. (“RTI”), on Saturday, June 11, 2005, elected Dawne S. Hickton to the position of Senior Vice President—Administration and Chief Administrative Officer. In her new office, Mrs. Hickton will have responsibility for RTI’s Accounting, Treasury, Tax, Business Information Systems, Personnel and Law functions. Mrs. Hickton will continue to hold the office of General Counsel and Corporate Secretary.

     The information required by this Item as to related party transactions, Mrs. Hickton’s age, employment history, business experience and employment agreement, if applicable, is set forth in RTI’s:

•	Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2005 (and amended on May 9, 2005) under the caption “Executive Officers of the Registrant;” and

•	Proxy Statement filed with the SEC on April 14, 2005 under the caption “Employment Agreements;”

each of which is incorporated herein by reference.

     RTI issued a press release on Monday, June 13, 2005, announcing Mrs. Hickton’s appointment. The press release is set forth in its entirety as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)      Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	RTI press release issued Monday, June 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI International Metals, Inc.
Date: June 15, 2005	By:	/s/ Dawne S. Hickton
Dawne S. Hickton,
Senior Vice President—Administration, Chief Administrative Officer and General Counsel